Exhibit 21

CAESARS ENTERTAINMENT CORPORATION
LIST OF SUBSIDIARIES
As of February 21, 2019

Name	Jurisdiction of Incorporation
1300 WSED, LLC	Delaware
1301 WSED, LLC(1)	Maryland
1400 WSED, LLC	Delaware
3535 LV Corp.	Nevada
3535 LV Newco, LLC	Delaware
AC Conference Holdco., LLC	Delaware
AC Conference Newco., LLC	Delaware
Aster Insurance Ltd.	Bermuda
Bally's Las Vegas Manager, LLC	Delaware
Bally's Park Place, LLC	New Jersey
Baluma Holdings S.A.	Bahamas
Benco, LLC	Nevada
BL Development, LLC	Minnesota
Boardwalk Regency LLC	New Jersey
Burlington Street Services Limited	England/Wales
BV Manager, LLC	Delaware
CA Hospitality Holding Company, Ltd.	British Virgin Islands
Caesars Asia Limited	Hong Kong
Caesars Bahamas Investment Corporation	Bahamas
Caesars Bahamas Management Corporation	Bahamas
Caesars Baltimore Acquisition Company, LLC	Delaware
Caesars Baltimore Investment Company, LLC	Delaware
Caesars Baltimore Management Company, LLC	Delaware
Caesars Dubai, LLC	Delaware
Caesars Enterprise Services, LLC (2)	Delaware
Caesars Entertainment Japan, LLC	Delaware
Caesars Entertainment UK Ltd.	United Kingdom
Caesars Entertainment Windsor Limited	Canada
Caesars Growth Bally's LV, LLC	Delaware
Caesars Growth Baltimore Fee, LLC	Delaware
Caesars Growth Cromwell, LLC	Delaware
Caesars Growth Harrah's New Orleans, LLC	Delaware
Caesars Growth Partners, LLC	Delaware
Caesars Growth PH, LLC	Delaware
Caesars Growth PH Fee, LLC	Delaware
Caesars Growth Quad, LLC	Delaware
Caesars Hospitality, LLC	Delaware
Caesars Interactive Entertainment New Jersey, LLC	Delaware
Caesars Interactive Entertainment, LLC	Delaware
Caesars International Hospitality, LLC	Delaware
Caesars Korea Holding Company, LLC	Delaware
Caesars Korea Services, LLC	Delaware
Caesars License Company, LLC	Nevada
Caesars Linq, LLC	Delaware

Name	Jurisdiction of Incorporation
Caesars Marketing Services Corporation	Nevada
Caesars Massachusetts Investment Company, LLC	Delaware
Caesars Mayfair Limited	England and Wales
Caesars New Jersey, LLC	New Jersey
Caesars Octavius, LLC	Delaware
Caesars Ontario Holding, Inc.	Canada
Caesars Palace LLC	Delaware
Caesars Palace Realty LLC	Nevada
Caesars Parlay Holding, LLC	Delaware
Caesars Resort Collection, LLC	Delaware
Caesars Riverboat Casino, LLC	Indiana
Caesars Trex, Inc.	Delaware
Caesars World International Corporation (S) PTE, Ltd.	Singapore
Caesars World International Far East Limited	Hong Kong
Caesars World, LLC	Florida
Caesars World Marketing LLC	New Jersey
Caesars World Merchandising, LLC	Nevada
California Clearing Corporation	California
Casino Computer Programming, Inc.	Indiana
CBAC Borrower, LLC	Delaware
CBAC Gaming, LLC (3)	Delaware
CBAC Holding Company, LLC	Delaware
Centaur Acquisition, LLC	Indiana
Centaur Colorado, LLC	Delaware
Centaur Holdings, LLC	Delaware
CEOC, LLC	Delaware
CH Management Company, Ltd.	Hong Kong
Chester Downs and Marina LLC	Pennsylvania
Chester Facility Holding Company, LLC	Delaware
Christian County Land Acquisition Company, LLC	Delaware
CIE Growth, LLC	Delaware
Consolidated Supplies, Services and Systems	Nevada
Corner Investment Company, LLC	Nevada
CPLV Manager, LLC	Delaware
Creator Capital Limited (4)	Bermuda
CR Baltimore Holdings, LLC (5)	Delaware
CRC Finco, Inc.	Delaware
Cromwell Manager, LLC	Delaware
Dagger Holdings Limited	England/Wales
Des Plaines Development Limited Partnership (6)	Delaware
Desert Palace, LLC	Nevada
Eastside Convention Center, LLC	Delaware
Emerald Safari Resort (Pty) Limited (7)	South Africa
Entertainment RMG Canada, Inc.	Canada
Flamingo CERP Manager, LLC	Nevada
Flamingo Las Vegas Operating Company, LLC	Nevada
GB Investor, LLC	Delaware
Giles Road Developer, LLC	Delaware

Name	Jurisdiction of Incorporation
Golden Nugget Club Limited	England/Wales
Grand Casinos of Biloxi, LLC	Minnesota
Grand Casinos, Inc.	Minnesota
Harrah South Shore Corporation	California
Harrah's (Barbados) SRL	Barbados
Harrah's Arizona Corporation	Nevada
Harrah's Atlantic City Operating Company, LLC	New Jersey
Harrah's Atlantic City Propco, LLC	Delaware
Harrah's Bossier City Investment Company, LLC	Louisiana
Harrah's Chester Downs Investment Company, LLC	Delaware
Harrah's Chester Downs Management Company, LLC	Nevada
Harrah's Illinois LLC	Nevada
Harrah's Interactive Investment Company	Nevada
Harrah's International C.V.	The Netherlands
Harrah's Iowa Arena Management, LLC	Delaware
Harrah's Las Vegas, LLC	Nevada
Harrah's Laughlin, LLC	Nevada
Harrah's Management Company	Nevada
Harrah's NC Casino Company, LLC	North Carolina
Harrah's New Orleans Management Company, LLC	Nevada
Harrah's North Kansas City LLC	Missouri
Harrah's Operating Company Memphis, LLC	Delaware
Harrah's Shreveport/Bossier City Investment Company, LLC	Delaware
Harveys BR Management Company, Inc.	Nevada
Harveys Iowa Management Company, LLC	Nevada
Harveys Tahoe Management Company, LLC	Nevada
HBR Realty Company, LLC	Nevada
HCAL, LLC	Nevada
HEI Holding C.V.	The Netherlands
HET International 1 B.V.	The Netherlands
HET International 2 B.V.	The Netherlands
HLV CERP Manager, LLC	Nevada
Hole in the Wall, LLC	Nevada
Homerun Russia, LLC	Russia Federation
Hoosier Park, LLC	Indiana
Horseshoe Cincinnati Management, LLC	Delaware
Horseshoe Entertainment	Louisiana
Horseshoe Gaming Holding, LLC	Delaware
Horseshoe GP, LLC	Nevada
Horseshoe Hammond, LLC	Indiana
HP Dining and Entertainment, LLC	Indiana
HP Dining and Entertainment II, LLC	Indiana
HTM Holding, LLC	Nevada
Inter Casino Management (Egypt) Limited	Isle of Man
Jazz Casino Company, LLC	Louisiana
JCC Fulton Development, LLC	Louisiana
JCC Holding Company II, LLC	Delaware
JGB Vegas Retail Lessee, LLC (8)	Nevada

Name	Jurisdiction of Incorporation
Joliet Manager, LLC	Delaware
Laughlin CERP Manager, LLC	Nevada
Laundry Newco, LLC	Delaware
LCI (Overseas) Investments Pty Ltd.	South Africa
Lifeboat, Inc.	Louisiana
London Clubs (Overseas) Limited	England/Wales
London Clubs Brighton Limited	England/Wales
London Clubs Glasgow Limited	Scotland
London Clubs Holdings Limited	England/Wales
London Clubs Leeds Limited	England/Wales
London Clubs LSQ Limited	England/Wales
London Clubs Management Limited	England/Wales
London Clubs Manchester Limited	England/Wales
London Clubs Nottingham Limited	England/Wales
London Clubs Poker Room Limited	England/Wales
London Clubs South Africa Limited	England/Wales
London Clubs Southend Limited	England/Wales
London Clubs Trustee Limited	England/Wales
Martial Development Corp.	New Jersey
New Centaur, LLC	Delaware
New Gaming Capital Partnership	Nevada
Non-CPLV Manager, LLC	Delaware
Ocean Showboat, Inc.	New Jersey
Octavius/Linq Intermediate Holding, LLC	Delaware
Parball LLC	Nevada
Parball Newco, LLC	Delaware
Paris CERP Manager, LLC	Nevada
Paris Las Vegas Operating Company, LLC	Nevada
PHW Las Vegas, LLC	Nevada
PHW Manager, LLC	Nevada
PHWLV, LLC	Nevada
Playboy Club (London) Limited	England/Wales
Players Bluegrass Downs, LLC	Kentucky
Players Holding, LLC	Nevada
Players International, LLC	Nevada
RFCZ (UK) Ltd. (9)	England
Rio CERP Manager, LLC	Nevada
Rio Properties, LLC	Nevada
Robinson Property Group LLC	Mississippi
Roman Entertainment Corporation of Indiana	Indiana
Roman Holding Company of Indiana, LLC	Indiana
Romulus Risk and Insurance Company, Inc.	Nevada
Showboat Atlantic City Operating Company, LLC	New Jersey
Southern Illinois Riverboat/Casino Cruises, LLC	Illinois
Sterling Suffolk Racecourse, LLC (10)	Massachusetts
The Caesars Foundation	Nevada
The Quad Manager, LLC	Delaware
The Sportsman Club Limited	England/Wales

Name	Jurisdiction of Incorporation
Tunica Roadhouse LLC	Delaware
Vegas Development Land Owner, LLC	Delaware
Windsor Casino Limited	Canada

1	79% CBAC Borrower; 21% non-affiliate
2	69% CEOC, LLC; 31% Caesars Resort Collection, LLC
3	69.90% CR Baltimore Holdings, LLC; 30.10% third party shareholders
4	7.5% Harrah's Interactive Investment Company; 92.5% non-affiliate
5	58.51 Caesars Baltimore Investment Company, LLC; 41.49% non-affiliate
6	80% Harrah's Illinois LLC; 20% non-affiliate
7	70% LCI (Overseas) Investments Pty Ltd.; 30% non-affiliate
8	10.1% GB Investor, LLC; 89.9% non- affiliate
9	50% Caesars Korea Holding Company, LLC; 50% non-affiliate
10	4.09% Caesars Massachusetts Investment Company, LLC; 95.91% non-affiliate